GRIFFON CORPORATION ANNOUNCES OPERATING RESULTS
                 -----------------------------------------------
           FOR THE FIRST QUARTER OF FISCAL 2005 AND CONTRACT AWARDS TO
           -----------------------------------------------------------
                 SUPPLY RADAR SYSTEMS FOR THE U.S. COAST GUARD'S
                 -----------------------------------------------
                                DEEPWATER PROGRAM
                                -----------------

     Jericho, New York, February 8, 2005 - Griffon Corporation  (NYSE:GFF) today reported  operating results for the first quarter of fiscal 2005, ended December

31,  2004.  Net  sales  for  the  quarter  increased  to  $340,174,000,  up from

$338,502,000  for the first  quarter of fiscal 2004.  Income before income taxes was $19,555,000 compared to $25,658,000 last year. Net income was $10,452,000 in the current  quarter  compared to $13,115,000  last year.  Diluted  earnings per share for the quarter was $.34  compared to $.41 in last year's  first  quarter.

     Operating  results in the first quarter of fiscal 2005 reflected  continued

increases in raw material costs for both the specialty  plastic films and garage doors segments.  Higher selling prices in both segments  moderated the effect of the raw material  cost  increases,  but did not fully  recover  them.  In garage doors,  selling price  increases to pass along  increased  raw material  (steel)

costs and  favorable  product mix  resulted in higher net sales.  Garage  doors'

profitability  was  negatively  impacted  primarily by the net effect of the raw material cost increases. Specialty plastic films experienced reduced unit volume related to product  design changes by its major customer that were partly offset by higher  selling  prices due to raw material  (resin) cost  increases  and the effect of a weaker U.S. dollar on foreign  operations.  Specialty plastic films'

profitability  in the  quarter  was  unfavorably  impacted  by the  unit  volume reduction  and the effect of the raw material  cost  increases.  Lower sales and profits in installation services reflected the effects of increased competition, a weaker construction environment in certain of its markets and narrower  margins due to higher costs of products  with  significant steel content  (garage doors and  fireplaces).  The electronic  information  and communication systems segment,  Telephonics,  reflected higher sales and profits principally due to growth in defense and international  production programs.

     The company also announced that  Telephonics  received two contract  awards valued in excess of $7.3 million from  Lockheed  Martin to develop radar systems for the United  States Coast Guard's  CN-235  Maritime  Patrol  Aircraft and the

HV-911 Vertical Takeoff Unmanned Aerial Vehicle.

     The first  contract  award is for  development  of an  advanced  version of

Telephonics' APS-143 radar, designated the APS-143C(V)3. When fielded, this high performance  radar  will  be a  major  element  of the  CN-235  Maritime  Patrol

Aircraft. This flexible and versatile mission system can be adapted to any other fixed wing aircraft  utilized by the Coast Guard.

     The second  contract  award is for a  customized  version  of  Telephonics'

RDR-1700B  lightweight  imaging  radar,  which will be  integrated  on the Coast

Guard's  HV-911  Vertical  Takeoff  Unmanned  Aerial  Vehicle.   Designated  the

RDR-1700CG,  this radar will  provide  the HV-911  with  maritime  surveillance,

weather avoidance and search and rescue  capabilities.

     The contract  awards span an  eighteen-month  time period,  covering system development,  non-recurring  engineering,  and the first engineering development models for the CN-235 MPA and the  HV-911.  The  contracts  were  awarded  under

Deepwater, a critical multi-year,  multi-billion dollar program to modernize and replace the Coast  Guard's  aging ships and  aircraft,  and improve  command and control and logistics systems. It is the largest  recapitalization effort in the history of the Coast Guard.

     Cash flow from  operations was  $9,000,000 for the quarter,  which together with  existing  cash  balances,  funded  capital  expenditures  of  $17,000,000,

principally for the specialty plastic
films segment capital expansion  programs.  Also, during the quarter  $7,000,000 was used to acquire  approximately  300,000 shares of the company's common stock under its buyback program.  Additional purchases will be made from time to time,

depending on market  conditions,  at prices deemed  appropriate  by  management.


     Griffon  Corporation    -

o is a leading manufacturer and marketer of residential, commercial and industrial garage doors sold to professional installing dealers and major home center retail chains;

o installs and services specialty building products and systems, primarily garage doors, openers, fireplaces and cabinets, for new construction markets through a substantial network of operations located throughout the country;

o is an international leader in the development and production of embossed and laminated specialty plastic films used in the baby diaper, feminine napkin, adult incontinent, surgical and patient care markets; and

o    develops  and  manufactures   information  and  communication  systems  for
     government and commercial markets worldwide.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: All statements other than statements of historical fact included in this release, including without limitation statements regarding the company's financial position, business strategy and the plans and objectives of the company's management for future operations, are forward-looking statements. When used in this release, words such as "anticipate", "believe", "estimate", "expect", "intend", and similar expressions, as they relate to the company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the company's management, as well as assumptions made by and information currently available to the company's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, business and economic conditions, competitive factors and pricing pressures, capacity and supply constraints. Such statements reflect the views of the company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the company. Readers are cautioned not to place undue reliance on these forward-looking statements. The company does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.


                              GRIFFON CORPORATION
                              -------------------
                              OPERATING HIGHLIGHTS
                              --------------------
                                   (Unaudited)

                                                                  For the Three Months Ended
                                                                        December 31,
                                                            ------------------------------------------

                                                                2004                         2003
                                                                ----                         ----
 Net sales:
   Garage Doors                                             $ 135,707,000               $ 121,860,000
   Installation Services                                       72,289,000                  76,705,000
   Specialty Plastic Films                                     91,332,000                 104,001,000
   Electronic Information and Communication Systems            46,402,000                  41,640,000
   Intersegment eliminations                                   (5,556,000)                 (5,704,000)
                                                            -------------               -------------
                                                            $ 340,174,000               $ 338,502,000
                                                            =============               =============
 Operating income:
   Garage Doors                                             $  12,649,000                 $13,260,000
   Installation Services                                        1,289,000                   3,006,000
   Specialty Plastic Films                                      8,598,000                  12,940,000
   Electronic Information and Communication Systems             2,524,000                   2,030,000
                                                            -------------               -------------
     Segment operating income                                  25,060,000                  31,236,000
 Unallocated amounts                                           (3,980,000)                 (3,728,000)
 Interest expense, net                                         (1,525,000)                 (1,850,000)
                                                            -------------               -------------
   Income before income taxes                                  19,555,000                  25,658,000
 Provision for income taxes                                    (7,235,000)                 (9,493,000)
                                                            -------------               -------------
   Income before minority interest                             12,320,000                  16,165,000
 Minority interest                                             (1,868,000)                 (3,050,000)
                                                            -------------               -------------
   Net income                                               $  10,452,000                $ 13,115,000
                                                            =============               =============

 Earnings per share of common stock:

      Basic                                                        $  .36                      $  .44
                                                                   ======                      ======
      Diluted                                                      $  .34                      $  .41
                                                                   ======                      ======
